Press Release

RANCHO SANTA MONICA DEVELOPMENTS INC.
ANNOUNCES UPDATE ON TULUM, MEXICO PROPERTY

Playa del Carmen, May 11, 2006 - Rancho Santa Monica Developments Inc., (RSDV-OTC Bulletin Board: RSDV.OB), (“the Company”) announced today that Monica Galan Rios has received all Municipal and Federal permits required to complete the development of the Solidaridad Property.

About Rancho Santa Monica Developments, Inc.

Rancho Santa Monica Developments Inc. (the "Company"), is a Land Development Company which will offer Luxury Rresort Developments in tropical locations around the world.

For further information contact:

Rancho Santa Monica Developments, Inc.

Contact: Investor Relations:

North America Toll Free	1-877-537-5905
info@parayso.com
www.parayso.com

Legal Notice Regarding Forward Looking Statements The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.